UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2008

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30104 (Commission File Number)	88-0350120 (I.R.S. Employer Identification No.)

5500-152nd Street, #214
Surrey, BC Canada V3S 5J9
(Address of Principal Executive Offices)

(604) 576-7442
(Registrant’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of an in-depth review of certain sales and installation agreements and course installations that occurred in the 1st, 2nd and 3rd quarters of 2007, the company determined that it had incorrectly accounted for the related revenues, cost of goods sold, course assets, accrued liabilities and deferred revenues.

As a result of these findings, on April 14, 2008, the Company’s management, its Audit Committee and its Board of Directors concluded that it will restate previously reported financial results for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 to appropriately account for those revenues and expenses, assets and liabilities; and due to the proposed restatement of the Company’s financial statements, that the statements for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 initially filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2007, August 14, 2007 and November 19, 2007 (the “Original Filings”) should no longer be relied upon.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with Sherb & Company, LLP, the Company’s registered independent public accounting firm.

We do not intend to amend any of our previously filed quarterly reports on Forms 10-QSB, though we will later restate our previously filed financial statements for the first three quarters of our fiscal year ended December 31, 2007 when they are included in our Quarterly Reports on Form 10-QSB for the corresponding quarters during our fiscal year ended December 31, 2008.

The Audit Committee of the Company has discussed this restatement issue with management and management is evaluating the Company’s internal controls over financial reporting in light of the matters described above to determine the magnitude of the deficiency in the design and/or effectiveness of the Company’s internal controls over financial reporting. Management intends to report the results of its evaluation on its 2008 10-KSB.

Expected Effect on Financial Statements

The following table summarizes the expected impact on the quarterly results for each period:
(Amounts are in thousands)

2007 Restatement of Financial Results
Increase (decrease)

Condensed Income Statements	Q1	Q2	Q3	2007

Revenue	$(164)	$(1,454)	$61	$(1,557)

Expense	$148	$(1,032)	$24	$(860)
Operating Income	$(312)	$(422)	$37	$(697)

Condensed Balance Sheets

Assets	$-	$(217)	$996	$779

Liabilities	$312	$205	$959	$1,476

Accumulated Deficit	$(312)	$(422)	$37	$(697)

The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Cautionary Note Regarding Forward Looking Statements

This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise from the final conclusion of the investigation, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:April 15, 2008	GPS Industries, Inc.
(Registrant)

	By:	/s/ Joe Miller
Name: Joe Miller
Title: Chief Financial Officer